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                                 EXHIBIT NO. 99
                                 --------------

                         COMPUTATION OF PREMIUMS EARNED





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
                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                         COMPUTATION OF PREMIUMS EARNED
                                   (millions)
                                  (unaudited)


                                                          Six Months Ended June 30,
                                         -----------------------------------------------------
                                            1994                 1993                 % Change
                                         ----------            ---------              --------
 Total direct premiums written            $1,283.4               $946.1                   36
 Reinsurance ceded, net                     (102.6)               (65.6)                  56
                                         ---------             ---------


 Net premiums written                      1,180.8                880.5                   34

 Change in net unearned premiums1           (165.5)               (97.0)                  71
                                         ----------            ---------

 Premiums earned                          $1,015.3               $783.5                   30
                                         ==========            =========


1 Represents change in unearned premiums net of prepaid reinsurance premiums.
